EXHIBIT A

DIRECTORS AND EXECUTIVE OFFICERS OF CULLEN/FROST

The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of Cullen/Frost. Unless otherwise indicated, the business address of each such person is c/o Cullen/Frost Bankers, Inc., 100 West Houston Street, San Antonio, Texas 78205, and each such person is a citizen of the United States.

DIRECTORS OF CULLEN/FROST BANKERS, INC.	PRESENT PRINCIPAL OCCUPATION

R. Denny Alexander	Investments; former Chairman, Overton Bank & Trust and former Director, Overton Bancshares, Inc. (merged with Cullen/Frost)

Carlos Alvarez	Chairman, President and Chief Executive Officer of The Gambrinus Company

Royce S. Caldwell	Former Vice Chairman, AT&T Inc.

Crawford H. Edwards	Oil & Gas Exploration, Ranching, Farming and Real Estate

Ruben M. Escobedo	Certified Public Accountant

Richard W. Evans, Jr.	Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of The Frost National Bank, a Cullen/Frost subsidiary

Patrick B. Frost	President, The Frost National Bank, a Cullen/Frost subsidiary

T.C. Frost	Senior Chairman of the Board of Cullen/Frost

Karen E. Jennings	Senior Executive Vice President Human Resources and Communications, AT&T Inc.

Richard M. Kleberg, III	Investments

Robert S. McClane	President, McClane Partners, LLC; former Director of Prodigy Communications Corp.; former President of Cullen/Frost

Ida Clement Steven	Investments

Horace Wilkins, Jr.	Former President, Special Markets, AT&T Inc.; former Regional President, AT&T Inc.

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EXECUTIVE OFFICERS OF CULLEN/FROST BANKERS, INC.	PRESENT EMPLOYMENT

T.C. Frost	Senior Chairman of the Board and Director of Cullen/Frost

Richard W. Evans, Jr.	Chairman of the Board, Chief Executive Officer and Director of Cullen/Frost

Patrick B. Frost	President of The Frost National Bank and Director of Cullen/Frost

Phillip D. Green	Group Executive Vice President and Chief Financial Officer of Cullen/Frost

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